Exhibit 99.2

© 2022 authID.ai. All Rights Reserved. New York | Bogota | London | Johannesburg NASDAQ : AUID © 2022 authID.ai. All Rights Reserved. FY 2021 Earnings Conference Call March 21, 2022 Slides Available @ 8:30am

© 2022 authID.ai. All Rights Reserved. • This Presentation and information provided at a meeting at which it is presented (the “Presentation") has been prepared on the basis of information furnished by the management of authID . ai or Ipsidy Inc . (“authID . ai” or the “Company”) and has not been independently verified by any third party . • This Presentation is provided for information purposes only . This Presentation is not an offer to sell nor a solicitation of an offer to buy any securities . • While the Company is not aware of any inaccuracies, no warranty or representation is made by the Company or its employees and representatives as to the completeness or accuracy of the information contained herein . This presentation also contains estimates and other statistical data made by independent parties and us relating to market size and other data about our industry . This data involves a number of assumptions and limitations and you should not give undue weight to such data and estimates . • Information contained in this Presentation or presented during this meeting may include “forward - looking statements . ” All statements other than statements of historical facts included herein, including, without limitation, those regarding the future cash position and cash flow of the Company, financial position, results of operations, business strategy, plans and objectives of management for future operations of both authID . ai and its business partners, future service launches with customers, the outcome of pilots and new initiatives and customer pipeline are forward - looking statements . Such forward - looking statements are based on a number of assumptions regarding authID . ai’s present and future business strategies, and the environment in which authID expects to operate in the future, which assumptions may or may not be fulfilled in practice . Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals . Actual results may vary materially from the results anticipated by these forward - looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by customers, consumers and others may take longer than anticipated, or may not occur at all ; changes in laws, regulations and practices ; changes in domestic and international economic and political conditions, the impact of the war in Ukraine, the Covid - 19 pandemic and others . Additional risks may arise with respect to commencing operations in new countries and regions, of which Ipsidy is not fully aware at this time . See the Company’s Annual Report Form 10 - K for the Fiscal Year ended December 31 , 2020 filed at www . sec . gov for other risk factors which anyone considering a transaction with the Company should consider . These forward - looking statements speak only as to the date of this Presentation or meeting and cannot be relied upon as a guide to future performance . authID expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward - looking statements contained in this Presentation to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based . • This Presentation contains references to the Company’s and other entities’ trademarks . Such trademarks are the property of their respective owner . The Company does not intend its use or the display of other companies’ trade names or trademarks to imply a relationship with or endorsement of the Company by any other entity . • By reading this Presentation or attending a meeting at which it is presented you accept and agree to these terms, disclaimers and limitations . Disclaimer & Forward Looking Statements

© 2022 authID.ai. All Rights Reserved. • Financing expected to meet all projected working capital through 2023 • Participants include existing and new investors, and a majority of the Board and Senior Management team who invested over $1.5M AUID Announces a $22.5 Million Fundraise - 3 - ~Amount Instrument $ 9.2 million Issuance of senior secured convertible promissory notes with an interest rate of 9.75% and a conversion price of $3.70 $ 3.0 million Sale of shares of common stock at a price of $3.03 per share by a new investor $ 0.3 million Sale of shares of common stock at a price of $3.70 per share by management and Board of Directors $10.0 million Unsecured standby line of credit facility with an existing major investor $22.5 million Total

Our Vision: Authentication will be “Stepped Up” LEGACY AUTHENTICATION • High Friction • Low Security BIOMETRIC AUTHENTICATION • Low Friction • High Security • Something you have (Device) • Something you are (Biometric) • Indisputable Audit Trail • Something you know (Password) • Something you have (Pincode) • Easily phished and compromised - 4 - © 2022 authID.ai. All Rights Reserved.

Our Mission © 2022 authID.ai. All Rights Reserved. - 5 - © 2021 authID.ai. All Rights Reserved. Step up from pincodes & passwords. Know who’s behind the device. Recognise Your Customer  without friction, whenever and wherever they transact.

Legacy & Device Authentication Is Not Enough

Passwords & OTP easily compromised

Device Only fails to identify user

authID transforms identity assurance



One Time Password
Which User?
Pincode
Partially Verified
Device Token
Which User?
Partially Verified
Device Token
Biometric
Verified™

- Fraud-prone
- Knowledge based
- No Identity/User Assurance

- FIDO2 Cryptographic Token
- Device Users Not Known
- No Identity/User Assurance

- Fraud-Proof
- FIDO2 Cryptographic Token
- Selfie Ties Identity to Device
- Step-Up Provides Indisputable Audit Trail

-6-

© 2022 authID.ai. All Rights Reserved.

Recognise Your Customer

© 2022 authID.ai. All Rights Reserved. authID Defends Against All 3 Fraud Problems - 7 - Third Party Fraud First Party Fraud Individual gives their identity to another person who commits fraud • Age verification for alcohol, gambling, cannabis • Medical Treatment & Deceased identity theft • $50 Billion in USA 2 Individual gives false information for financial or material gain • Largest source of fraud • 80% of all chargebacks • $117 Billion by 2023 3 1 CNBC 2 Mercator Advisory 3 Charebacks911 Individual’s identity is stolen & used to gain credit or products • Account Takeover • Compromised Password & PIN • Widely recognized problem • $56 Billion in USA 1 Fraud by Industry FinServ $56B Annual Fraud 4 Healthcare $41B Annual Fraud 6 Ecommerce $20B Annual Fraud 7 Crypto $14B Annual Fraud 5 Second Party Fraud iGaming 122% Fraud Increase Since 2019 8 4 Javelin Research 5 CNBC 6 IBM Security/Medical Identity Fraud Alliance 7 PaymentsDive.com 8 Gamblingnews.com

Experienced & Diverse Team



Tom Thimot
CEO & Director



Tripp Smith
President & CTO



Peter Curtis
CMO



Grace de Fries
SVP MarCom & IR



Jeremiah Mason
SVP Product



Steve Fazio
SVP Sales



Christabel Bugla
Customer Success



Brittney Liburd
Product Marketing



Joe Schwartz
Sales



Christine Prendamano
Sales



Donny Deaile
Sales

Inside Sales Team

-8-

© 2022 authID.ai. All Rights Reserved.

Recognise Your Customer

Elevating Our Brand & Thought Leadership Positioning as the leading offering in identity authentication Oct '21 – Feb '22 Digital Demand Awareness PR/Media Content 20+ in ‘22 Market Presence 116% Increase in Website Visits Q1 ‘22 (vs. Q1 ‘21) - 9 - © 2022 authID.ai. All Rights Reserved.

Best-in-Class, Privacy-First Technology

Enhanced UI/UX, Workflow, & Speed


Verify
Your Transaction

- Modern UI/UX - easier to onboard and authenticate users
- Enhanced guidance & tutorials ease user adoption
- Improved speed and ease of selfie capture
- Streamlined workflow for device transition

Expanded Low-Code Integration Partners.

Verified™ Cloud | Connect

Auth0 okta Microsoft Partner TEMENOS CUNextGen intellicheck

- No-code integration for Auth0 simplifies customer startup
- Microsoft Active Directory integration activates new workforce use cases
- Simple, API-first integration and customization into any platform
- Focused integrations for industry platforms address compliance requirements

Patented. Award Winning.

FINTECH BREAKTHROUGH AWARD 2022



- Named Best ID Management Platform in 2022 FinTech Breakthrough Awards
- USPTO Notice of Allowance for the Verified platform and multi-party, multi-factor authentication to prevent consent spoofing
- Patent granted for biometric authentication of privacy preserving identity transactions for payment transactions

-10-

© 2022 authID.ai. All Rights Reserved.

Recognise Your Customer

Where Are We On Our Journey? October 2021 Launched “Minimal Viable Product” Q1 - Q2 2023 We are here Working with early prospects to enhance product adoption Metrics ~Mid - 2022 Begin to attain critical mass - 11 - © 2022 authID.ai. All Rights Reserved.

New Customer & Proof of Value (POV) Examples

Ecommerce Platform Merchants & Consumers	Medical Certification	FinServ Technology Provider	Cryptocurrency Trading Platform
• Platform has costly, complex identity verification processes of new merchants & risky consumer transactions. • POV for merchant identity verification and authentication of selective, fraud-flagged transactions • Potential value derived: – Eliminate fraudulent merchants – Reduce third party fraud – Combat friendly fraud	• POV with medical certifying board with ~30K active physicians • POV automates identity authentication for certification exams & records access • Potential value derived: – Reduce cost. Maintain integrity of remote exams – Protect personal data. Eliminate impersonation at exams • Future Opportunity: US Board-certified physicians	• Agreement with technology provider providing comprehensive tax information to over 50 lenders • Automate identity verification at enrollment and for records access • Potential value derived: – Regulatory compliance for verified identity – Eliminate fraud in lending – Secure customer data with biometric assurance	• Has cumbersome KYC process with document proofing at enrollment, but no authentication at trading execution • POV addresses trading transaction authentication • Potential value derived: – Reducing fraud – Enhancing credibility with regulators to reduce the criminal use of cryptocurrency

-12-

© 2022 authID.ai. All Rights Reserved.

Recognise Your Customer

Customer Pipeline Examples Financial Lending Fintech Notary Platform iGaming Platform SaaS Provider to Accounting Firms Ecommerce Health Reduced Credential Phishing Risk & Account Takeover Enhanced Identity Assurance @ Remote Onboarding Biometric Transaction Audit Trail - 13 - © 2022 authID.ai. All Rights Reserved. Potential Value

• Total revenue was $2.3 million, compared with $2.1 million for 2020 • Net loss was $17.7 million, compared with a net loss of $11.3 million for 2020 • Basic and fully diluted net loss per share was $0.83 compared with $0.63 for 2020 • Adjusted EBITDA loss was $8.96 million, compared with $5.18 million for 2020, (reflects increased investment in product management, sales, marketing, and technology during the period) • Cash and cash equivalents as of December 2021 was $6.0 million. • Subsequent to year - end, the Company secured additional working capital resources in excess of $22 million by a convertible debt offering, common stock sale and a standby credit facility • These resources when combined with cash on hand are estimated to provide sufficient cash for budgeted operations through 2023 - 14 - © 2022 authID.ai. All Rights Reserved. Financial Highlights - Year Ended December 31, 2021

© 2022 authID.ai. All Rights Reserved. © 2022 authID.ai. All Rights Reserved. Q&A New York | Bogota | London | Johannesburg NASD - A 1 5 Q - : AUID

© 2022 authID.ai. All Rights Reserved. - 16 - Sources: 1. Roland Berger, 2021 research cited by consultancy.eu ; 2. Experian , Global Identity Fraud Report , 2021. 3. Mordor Intelligence 2021 Report 22.7% Projected CAGR for the Biometrics as a Service market between 2021 and 2026. Mordor Intelligence 3 92% Of retail banks are increasing budget for digital transformation Roland Berger. 1 80% Of businesses now have a customer recognition strategy in place (+ 26 % compared to pre - COVID) Experian 2 Biometric authentication is driving the new way